             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                   -----------------------

                         FORM 8-A


   FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
       PURSUANT TO SECTION 12(b) or 12(g) OF THE
            SECURITIES EXCHANGE ACT OF 1934


                High Country Bancorp, inc.
----------------------------------------------------------------
    (Exact Name of Registrant as Specified in Its Charter)


        Colorado                                     Requested
----------------------------------------------------------------
(State of Incorporation or Organization)         (I.R.S. Employer
                                              Identification no.)

130 West 2nd Street, Salida, Colorado               81201-0309
----------------------------------------------------------------
(Address of Principal Executive Offices)              (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A(c)(1) please check the following box.  [  ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2)
please check the following box.     [  ]



Securities to be registered pursuant to Section 12(g) of the Act:


              Common Stock, par value $.01 per share
              --------------------------------------
                         (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

     The information required by this Item is included under the captions "Description of Capital Stock" (pages 87-88), "Dividend Policy" (pages 8-9), "Market for the Common Stock" (page 9), "Certain Anti-Takeover Provisions in the Articles of Incorporation and Bylaws" (pages 83-87), "The Conversion -- Limitations on Resales by Management" (page 81), "The Conversion -- Effect of Conversion to Stock Form on Depositors and Borrowers of the Association -- Liquidation Account" (pages 71-72) and "The Conversion -- Restrictions on Repurchase of Stock" (pages 80-81) of the Prospectus included as part of the Registrant's Registration Statement on Form SB-2, File No. 333-34153, declared effective on October 24, 1997 (the "Form SB-2").

Item 2.  Exhibits.

     The following documents are either filed or incorporated by reference as exhibits to this registration statement as indicated:

        1.  Specimen Common Stock Certificate.

        2. (a) Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Form SB-2
                 (File No. 333-34153)).

            (b) Bylaws (incorporated by reference to Exhibit 3.2 to the Form SB-2 (File No. 333-34153)).

            (c)  Plan of Conversion of Salida Building and Loan
                 Association (incorporated by reference to
                 Exhibit 99.1 to the Form SB-2
                 (File No. 333-34153)).



                           EXHIBIT INDEX
                           -------------


Exhibit
Number
-------

      1     Specimen Common Stock Certificate

      2(a) Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Form SB-2)

      2(b)  Bylaws (incorporated by reference to
            Exhibit 3.2 to the Form SB-2)

      2(c)  Plan of Conversion of Salida Building and Loan
            Association (incorporated by reference to Exhibit
            99.1 to the Form SB-2)



                          SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                         High Country Bancorp, Inc.
                         ---------------------------------
                         (Registrant)



Date: November 21, 1997   By:/s/ Larry D. Smith
                             ------------------------------
                             Larry D. Smith
                             President and Chief Executive
                             Officer


                          4